EXHIBIT 99.1

F O R  I M M E D I A T E  R E L E A S E

Timberline Stockholders Approve Merger with McEwen Mining

Denver, Colorado – August 16, 2024 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce that its stockholders have approved the previously announced merger with McEwen Mining Inc. (“McEwen”). Based on the preliminary tabulation of the stockholder vote, more than 99.98% of the shares voted at the special meeting, representing approximately 62.50% of the shares of Timberline common stock outstanding as of the record date for the special meeting, were voted in favor of the adoption of the merger agreement with McEwen (the “Merger Agreement”).

The final voting results of the special meeting, as tabulated by an independent inspector of elections, will be reported on a Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The closing of the transaction is expected to occur on or about August 19, 2024.

About McEwen Mining

McEwen Mining Inc. is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 48.3% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. McEwen’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Executive Chairman and Chief Owner, has a personal investment in the group of US$220 million and takes an annual salary of US$1.

About Timberline Resources

Timberline Resources Corporation is a Nevada based exploration company with its flagship gold-silver property in the Eureka District. The Eureka property includes the historical Lookout Mountain and Windfall mines in a total property position of approximately 27 square miles (70 square kilometers).

Near the northern end of the Battle Mountain – Eureka Trend, the Company also jointly holds the Paiute Project with Nevada Gold Mines. Timberline also controls the Seven Troughs Project in northern Nevada.

In total, Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada.

Bridge Financing

As previously announced, in connection with the merger, McEwen and Timberline entered into an interim financing arrangement whereby McEwen agreed to provide Timberline with loans as the Company may request from time to time (each, a “Loan”) to fund working capital and corporate costs of Timberline through the anticipated closing of the proposed transaction (the “Note”). For each calendar month, McEwen is not obligated to make any Loan that would cause the aggregate amount of Loans for such calendar month to exceed the lesser of (i) the monthly budget for each calendar month provided by the Company to McEwen in advance of such applicable month from time to time or (ii) the Company’s monthly budget as a provided on a schedule to the Note. The Note bears interest at a per annum rate of 15%, accruing monthly, and matures on October 15, 2024 (the “Maturity Date”); provided, however, that if the Merger Agreement is terminated by the Company pursuant to Section 7.01(d)(ii) of the Merger Agreement, then the Maturity Date shall be 5 business days following the effective date of such termination; provided further, however, that if the Merger Agreement is terminated by McEwen pursuant to Section 7.01(c)(i) or Section 7.01(c)(ii) of the Merger Agreement, then the Maturity Date shall be 20 calendar days following the effective date of such termination. The Note is unsecured and the Company has the right to prepay the Note, in whole or in part, at any time without penalty. The Note will become an intercompany loan between McEwen and the surviving company upon closing.

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel: 208-664-4859

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between McEwen and Timberline, including any statements regarding the expected timetable for completing the potential transaction. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on current expectations of McEwen’s and Timberline’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the risk that a condition to closing the potential transaction may not be satisfied; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; the effects of disruption to McEwen’s or Timberline’s respective businesses; transaction costs; McEwen’s ability to achieve the benefits and projected synergies from the proposed transaction; McEwen’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; the diversion of management time on transaction-related issues; and the effects of industry, market, economic, political or regulatory conditions outside of McEwen’s or Timberline’s control. Additional risks that may affect McEwen’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of McEwen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and in subsequent filings with the SEC. Additional risks that may affect Timberline’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Timberline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as amended, and in subsequent filings with the SEC. Other unpredictable or factors not discussed in this news release could also have material adverse effects on forward-looking statements. Neither McEwen nor Timberline assumes any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.